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                                                                   EXHIBIT 10.27


                            THIRD AMENDMENT TO LEASE

        THIS THIRD AMENDMENT TO LEASE ("Amendment"), is made and entered into this 11 day of February, 1999, between CarrAmerica Realty Corporation, a Maryland corporation, as Landlord, and Concur Technologies, Inc. (f/k/a Portable Software Corporation), a Delaware corporation, as Tenant.

        WHEREAS, by written Lease dated October 31, 1997, as amended by First Amendment to Lease dated April 10, 1998, and Second Amendment to Lease dated September 22, 1998 (the "Lease"), Landlord leased to Tenant those certain premises consisting of 43,046 rentable square feet and commonly known as Building B, 6222-185th Avenue NE, Redmond, Washington 98052 (the "Premises"). The Premises are part of a Project known as Redmond Hilltop, located at 6222 and 6244 185th Avenue NE, Redmond, Washington 98052. The Project is legally described on Appendix F hereto;

        WHEREAS, Tenant also desires to lease from Landlord, and Landlord desires to lease to Tenant, certain additional space in Building C of the Project, subject to the remaining terms hereof; and

        WHEREAS, the parties desire to amend the Lease to provide for the addition of Building C space to the Premises, and otherwise as set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the mutual terms and conditions herein, the parties agree as follows:

        1. Lease of Additional Space. Landlord leases to Tenant, and Tenant takes from Landlord, effective February 1, 1999, 38,395 rentable square feet located in Building C of the Project (the "Additional Premises"). The Additional Premises are outlined on Appendix A hereto. Except as specifically provided herein as to the Additional Premises, and except as provided in the Schedule as to the existing Building B Premises, as amended by paragraph 4 hereof, and in Appendixes C and E to the Lease, the term "Premises," as used in the Lease, shall be deemed to include the Additional Premises.

        2. Term. The Commencement Date of the addition of the Additional Premises shall be February 1, 1999. The Term of the Lease shall be extended from the original termination date of January 31, 2003, to May 31, 2005.

        3. Premises Leased "AS IS". Landlord leases the Additional Premises to Tenant, and Tenant accepts the Premises from Landlord, "AS IS", without any obligation on Landlord's part to alter, remodel, improve, repair or decorate any part of the Additional Premises. Throughout the Term, Tenant shall maintain the Additional Premises in their condition existing on the Additional Premises Commencement Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted.

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     7. Tenant Improvements and Allowance. Tenant contemplates making certain initial, general improvements and alterations to the Additional Premises (the "General Work"), as well as certain modifications to the approximately 6,482 square foot shipping and receiving area located on the northeast corner of the first floor of the Additional Premises, as identified on the attached Appendix A (the "Shipping Area Work"). The Shipping Area Work includes painting and installation of carpet and partition walls, so as to improve and upgrade the Shipping Area to standard office space similar to the rest of the Premises. All Work shall be performed in compliance with Section 5 of the Lease, including, without limitation, Landlord's prior written approval of the plans and specifications for the same, and shall be completed no later than June 1, 2000.

     Landlord agrees to provide tenant improvement allowances for the Work as follows: For the General Work, up to $100,000 (the "General Allowance"), and for the Shipping Area Work, up to $9.00 per square foot (the "Shipping Area Allowance"). The respective Allowances shall be payable by Landlord within thirty (30) days of (a) Tenant's completion of the Work in accordance with the approved plans and specifications; (b) Tenant's submission to Landlord of contractors' invoices with respect to the cost of the Work; and (c) Tenant's delivery of lien releases or waivers reasonably satisfactory to Landlord.

     8. Real Estate Broker. As to the Additional Premises, Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for Puget Sound Properties (whose commissions in the amount of $20,000 shall be paid by Landlord), and no other broker is in any way entitled to any broker's fee or other payment arising from Tenant's actions in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind owing as a result of Tenant's actions in connection with this Lease Amendment.

     9. No Other Modifications. Except as expressly set forth herein, the parties' Lease, as previously amended, shall remain unmodified and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease effective the date first above written.

Landlord: CarrAmerica Realty Corporation,      Tenant: Concur Technologies, Inc.
          a Maryland corporation                       a Delaware corporation

By: /s/ PHILIP L. HAWKINS                      By: /s/ ANNE KROGER
    ----------------------------                   ----------------------------

Printed: Philip L. Hawkins                     Printed: Anne Kroger
         -----------------------                        -----------------------
         Chief Operating Officer

Its:                                           Its:  Director of Finance
    ----------------------------                    ---------------------------

Date:   2/22/99                                Dated:   2/11/99
      --------------------------                      -------------------------

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                                   ADDENDUM 1
                              RIGHT OF FIRST OFFER


     Subject to Subsection B below, and subject to any expansion or renewal options of any current tenant in the Building (a "Prior Tenant"), or the right of Landlord to extend the Lease of any current tenant in the Building, Landlord hereby grants to Tenant for the term of the Lease a right of first offer to lease any available space in the Building (collectively, the "ROFO Space"), to be exercised in accordance with Subsection A below.

     A. If and when any ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall so notify Tenant in writing ("Landlord's ROFO Notice") identifying the available ROFO Space (the "Subject ROFO Space"). Landlord's ROFO Notice may be given in advance of such availability and shall contain the terms upon which Landlord intends to offer the Subject ROFO Space for lease to the market. Tenant shall notify Landlord within ten (10) days of receipt of Landlord's ROFO Notice whether it desires to lease the Subject ROFO Space on the terms set forth in Landlord's ROFO Notice. If Tenant does not notify Landlord within said 10-day period that it will lease the Subject ROFO Space, Tenant shall be deemed to have refused the Subject ROFO Space. After any refusal, Tenant shall have no further right of first offer for such Subject ROFO Space and Landlord shall be free to lease such space to any party for any term and upon any terms it desires. Provided, however, that Landlord will not lease the ROFO space to any other tenant on economic terms which are materially more favorable to such other tenant without again making the space available to Tenant. As used herein, "materially more favorable" shall mean essential economic terms which are more favorable to other tenant by at least 5%. If Tenant exercises its right of first offer with respect to the Subject ROFO Space, such space shall be added to the Premises for all purposes of this lease for the remaining Term of the Lease on (a) the terms specified in Landlord's ROFO Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord's ROFO Notice, except that the terms of Landlord's ROFO Notice shall not apply during any Renewal Term, and instead, the terms of the Lease applying to the remainder of the Premises during the Renewal Term shall also apply to the Subject ROFO Space.

     B. Tenant's right of first offer is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first offer, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant's delivery of its notice and ending on the date the ROFO Space is added to the Premises other than a sublease of that portion of the Premises of approximately 15,000 s.f. located on the 2nd floor.

     C. Promptly after Tenant's exercise of its right of first offer, Landlord shall deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms changed by the addition of the ROFO Space. Within 15 days thereafter, Tenant shall execute and return the amendment and Landlord shall promptly execute the amendment and return it to Tenant. Tenant's failure to execute and return the


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amendment to Landlord shall entitle Landlord to terminate this ROFO upon written notice to Tenant, at Landlord's election.













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                                  [FLOOR PLAN]










                                   APPENDIX A
                        PLAN OF THE ADDITIONAL PREMISES










                                  PAGE 1 OF 2
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                                   APPENDIX F
                       LEGAL DESCRIPTION OF REAL PROPERTY

Lot 2, City of Redmond Short Plat Number SPL 91-0009, recorded under Recording Number 9111159007; said abort plat being a portion of the southwest quarter of
Section 7, Township 25 North, Range 6 East, W.M., in King County, Washington.








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DISTRICT OF COLUMBIA     )
                         ) ss.
                         )

     I CERTIFY that I know or have satisfactory evidence that Philip L. Hawkins is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the Chief Operating Officer of Carr Redmond Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED: February 22, 1999

                                        /s/ ALICE ANNE ARTH
                                        ----------------------------------------

                                        Alice Anne Arth
                                        ----------------------------------------
                                                     (Print Name)

                                        NOTARY PUBLIC in and for the District
                                        of Columbia, residing at Washington, DC
                                        My appointment expires _________________
                                        My Commission Expires April 30, 2003



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STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     I CERTIFY that I know or have satisfactory evidence that Anne Kroger is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the Director of Finance of Concur Technologies, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED: February 22, 1999

                                        /s/ LISA FOYSTON
                                        ----------------------------------------

                                        Lisa Foyston
                                        ----------------------------------------
                                                     (Print Name)

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Seattle
                                        My appointment expires 10-14-2000



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